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EXHIBIT 10

THE RYLAND GROUP, INC.
1992 NON-EMPLOYEE DIRECTOR EQUITY PLAN (as amended)

Section 1.  PURPOSE

The purpose of The Ryland Group, Inc. 1992 Non-Employee Director Equity Plan (the "plan") is to advance the interests of the corporation and its stockholders by encouraging increased common stock ownership by members of the board of directors who are not significant stockholders of the corporation or employees of the corporation, in order to promote long-term stockholder value through directors' continuing ownership of the common stock.

Section 2.  DEFINITIONS

"Annual retainer" means the amount payable annually to each non-employee director for service on the board (exclusive of any per meeting fees or expense reimbursements).

"Board" means the board of directors of the corporation.

"Committee" means a committee of the board of directors elected or designated from time to time to administer the plan, which initially shall be the compensation committee of the board of directors.

"Common stock" means the common stock, $1.00 par value, of the corporation.

"Corporation" means The Ryland Group, Inc.

"Employee" means any officer or employee of the corporation or of its subsidiaries.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Last trading day" means the last day of a calendar year in which the common stock trades on the New York Stock Exchange; or, if the common stock is not listed on the New York Stock Exchange, such other exchange on which the common stock is traded; or, the NASDAQ National Market System or other over-the-counter market on which the common stock is traded or quoted.



























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"Market price" means the last reported sale price of the common stock on the
New York Stock Exchange; or, if the common stock is not listed on the New York Stock Exchange, the closing price on such other exchange on which the common stock is traded; or, if quoted on the NASDAQ National Market System or other over-the-counter market, the last reported sales price on the NASDAQ National Market System or other over-the-counter market; or, if the common stock is not publicly traded, such price as shall be determined by the committee to be the fair market value.

"Meeting fee" means the amount payable to a non-employee director for a meeting of the board.

"Non-employee director" or "participant" means any person who is elected or appointed to the board.

"Stock options" means stock options granted under the plan which shall be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 3(b) below, the maximum aggregate number of shares of common stock that may be issued under the plan is 100,000 shares. The common stock to be issued under the plan will be made available from authorized but unissued shares of common stock, and the corporation shall set aside and reserve for issuance under the plan said number of shares.

(b) In the event of any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase common stock at a price substantially below fair market value or similar change affecting the common stock, appropriate adjustment shall be made in the maximum number and kind of shares subject to the plan, outstanding stock options and subsequent grants of stock options and in the exercise price of outstanding stock options.































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Section 4.  ADMINISTRATION OF THE PLAN

Stock options under the plan shall be automatic as provided in Section 6. The plan shall be administered by the committee. The committee shall have the powers vested in it by the terms of the plan. The committee shall, subject to the provisions of the plan, have the power to construe the plan, to determine all questions arising thereunder and to adopt and amend rules and regulations for the administration of the plan. Notwithstanding the foregoing, the committee shall have no discretion with respect to the eligibility or selection of participants, the timing or exercise price of stock options, or the number of shares of common stock subject to stock option grants. Any decision of the committee on the administration of the plan shall be final and conclusive.

Section 5.  PARTICIPATION IN THE PLAN

All non-employee directors shall participate in the plan.

Section 6.  DETERMINATION OF STOCK OPTIONS

Each stock option granted under the plan shall be evidenced by a written instrument in such form as the committee may approve and shall be subject to the following terms and conditions:

(a) Each current non-employee director shall receive, effective as of Dec. 31, 1991, a stock option to purchase 1,100 shares of common stock at an exercise price of $23.25 per share.

(b) On Dec. 31 of each year before 1994 in which a non-employee director is first elected to the board, such newly elected non-employee director shall receive a stock option to purchase the number of shares of common stock calculated by dividing the aggregate cash value of the annual retainer for that year plus an amount equal to six meeting fees for that year by the market price of the common stock on the last trading day of the year in which such non-employee director was elected to the board. The stock options granted to a newly elected non-employee director pursuant to this Section 6(b) shall be in lieu of any stock options to which such non-employee director otherwise would be entitled in such year under Section 6(c).






























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(c)  On Dec. 31 of each year before 1994, each non-employee director (except for non-employee directors first elected during such year) shall receive a stock option to purchase the number of shares of common stock determined by dividing one-half of the cash value of the annual retainer for the calendar year during which the grant is being made by the market price of the common stock on the last trading day of the year in which such grant is being made.

(d) On Dec. 31, 1994, and on each Dec. 31 thereafter during the term of the plan, each non-employee director first elected to the board during the calendar year that includes such date shall receive an option to purchase 2,000 shares of common stock and each other non-employee director on such date shall receive an option to purchase 1,000 shares of common stock.

(e) The purchase price for the common stock subject to stock options shall be the market price of the common stock on the date of grant.

(f) Stock options shall fully vest and become exercisable six months from the date of grant. Stock options shall be exercisable in whole or in part with respect to a whole number of vested shares (rounded to the next highest whole number in the case of fractional shares) at any time prior to the expiration of 10 years from the date of grant, subject to Section 6(g) of the plan.

(g) In the event service on the board by a participant terminates for any reason, all of the participant's stock options shall fully vest and become immediately exercisable and will expire three years after termination regardless of their stated expiration dates. Stock options shall not be transferable by the participant otherwise than by will or the laws of descent and distribution. The rights of a participant in a stock option may be exercised by the participant's guardian or legal representative in the case of disability and by the participant's estate or a beneficiary designated by the participant in the case of death.

(h) The purchase price for the common stock subject to a stock option may be paid in cash, by check, in shares of common stock of the corporation or in a combination of cash and common stock. The value of shares of common stock delivered in payment of the purchase price shall be their market price as of the date of exercise.

(i) Each participant shall pay to the corporation, or make arrangements satisfactory to the committee for the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of shares of common stock pursuant to the exercise of a stock option. Such tax obligations may be paid in whole or in part in shares of common stock,

























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including shares issued upon exercise of the stock option, valued at market price on the date of delivery.

Section 7.  STOCKHOLDER RIGHTS

(a) Non-employee directors shall not be deemed for any purpose to be or have rights as stockholders of the corporation with respect to any shares of common stock except as and when such shares are issued and then only from the date of the certificate thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date precedes the date of such stock certificate.

(b) Subject to the provisions of Section 7(a) above, a participant will have all rights of a stockholder with respect to common stock issued to the participant, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Section 8.  CONTINUATION OF DIRECTOR OR OTHER STATUS

Nothing in the plan or in any instrument executed pursuant to the plan or any action taken pursuant to the plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the corporation will retain a non-employee director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the corporation's charter, bylaws or the Maryland General Corporation Law relating to the removal of directors.



















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Section 9.  COMPLIANCE WITH GOVERNMENT REGULATIONS

Neither the plan nor the corporation shall be obligated to issue any shares of common stock pursuant to the plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies, or by any stock exchanges upon which the common stock may be listed have been fully met. As a condition precedent to any issuance of shares of common stock and delivery of certificates evidencing such shares pursuant to the plan, the committee may require a participant to take any such action and to make any such covenants, agreements and representations as the committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The corporation shall in no event be obligated to register the shares of common stock issued or issuable under the plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of common stock issued under the plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933 (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

Section 10.  NON-TRANSFERABILITY OF RIGHTS

No participant shall have the right to assign any stock option or any other right or interest under the plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such stock option or any such right or interest, other than by will or the laws of descent and distribution. Stock options shall be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative.






























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Section 11.  TERM OF PLAN

The plan as amended shall become effective immediately upon approval by the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the 1994 annual meeting of the corporation's stockholders. When so approved, the plan as amended shall be deemed to have been in effect as of Dec. 18, 1991. The plan shall terminate on Dec. 18, 2001.

Section 12.  AMENDMENT OF THE PLAN

The committee may amend, suspend or terminate the plan or any portion thereof at any time, provided that to the extent required to qualify transactions under the plan for exemption under Rule 16b-3 under the Exchange Act and any successor provision, no amendment may be made to change the eligibility or selection of participants in the plan, the timing of stock option grants, or the number of shares of common stock subject to the plan or stock options granted thereunder, other than as permitted by such rule or successor provision. Notwithstanding the foregoing, the plan may not be amended more than once in any six-month period except to comply with changes in the Internal Revenue Code (the "code"), the Employment Retirement Income Securities Act ("ERISA") or any rules or regulations promulgated under either the code or ERISA.

Section 13.  GOVERNING LAW

The plan shall be governed by and interpreted in accordance with the laws of the state of Maryland.







































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